UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Tidewater Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan

On June 30, 2023, Tidewater Inc. (“Tidewater” or the “Company”) entered into a Credit Agreement, by and among Tidewater, as parent guarantor, TDW International Vessels (Unrestricted), LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“TDW International”), as borrower, certain other unrestricted subsidiaries of Tidewater, as other security parties, the lenders party thereto, DNB Bank ASA, New York Branch (“DNB Bank”), as facility agent, security trustee and ECA coordinator, and DNB Markets, Inc. (“DNB Markets”), as bookrunner and mandated lead arranger (the “Credit Agreement”), pursuant to which the lenders agreed to make available to borrower a senior secured term loan in the aggregate principal amount of $325.0 million (the “Term Loan”) to partially finance the purchase price of the Solstad Acquisition (as defined below). On July 5, 2023, the Term Loan was fully drawn in a single advance of $325.0 million yielding net proceeds of approximately $318.3 million, which were used to fund a portion of the purchase price for the Solstad Acquisition.

The Term Loan is composed of a $100.0 million Tranche A loan and a $225.0 million Tranche B loan, each maturing on July 5, 2026. The Tranche A loan is required to be repaid by $50.0 million within one year, with the remaining $50.0 million due at maturity. The Tranche B loan amortizes over the three-year term of the Term Loan. The Tranche A loan bears interest at the Secured Overnight Financing Rate (“SOFR”) plus 5% initially, increasing to 8% over the term of the Term Loan. The Tranche B loan bears interest at SOFR plus 3.75%. The Tranche A loan and the Tranche B loan may each be prepaid at any time without premium or penalty. The security for the Term Loan includes mortgages over the Solstad Vessels (as defined below) and associated assignments of insurances and assignments of earnings in respect of such vessels, a pledge of 100% of the equity interests in TDW International, a pledge of 66% of the equity interests in TDW International Unrestricted, Inc., an indirect wholly owned subsidiary of the Company, and negative pledges over certain vessels indirectly owned by TDW International Unrestricted, Inc. The obligations of the borrower are guaranteed by Tidewater, subject to a cap equal to 50% of the purchase price for the Solstad Acquisition.

DNB Bank also serves as facility agent for Tidewater’s $25 million super senior revolving credit facility (the “Revolving Credit Facility”). DNB Markets, an affiliate of DNB Bank, currently serves as book runner and mandated lead arranger under the Term Loan and the Revolving Credit Facility.

The foregoing description of the Term Loan does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto.

2028 Notes

On July 3, 2023, Tidewater completed its previously announced offering (the “Unsecured Bond Offering”) of USD $250 million aggregate principal amount of senior unsecured bonds in the Nordic bond market (the “2028 Notes”). The bonds were privately placed, at an issue price of 99%, outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Company used the net proceeds of approximately $243.1 million from the offering to partially finance the purchase price of the Solstad Acquisition.

The 2028 Notes were issued pursuant to the Bond Terms, dated as of June 30, 2023 (the “Bond Terms”), between the Company and Nordic Trustee AS, as Bond Trustee. An application will be made for the 2028 Notes to be listed on the Nordic ABM.  The 2028 Notes are the Company’s senior unsecured obligations and are not guaranteed by any of the Company’s subsidiaries.

The 2028 Notes will mature on July 3, 2028. Interest on the 2028 Notes will accrue at a rate of 10.375% per annum payable semi-annually in arrears on January 3 and July 3 of each year in cash, beginning January 3, 2024. Prepayment of the 2028 Notes prior to July 3, 2025 requires the payment of make-whole amounts, and prepayments after that date are subject to prepayment premiums that decline over time.

The 2028 Notes contain two financial covenants: (i) a minimum free liquidity test equal to the greater of $20 million and 10% of net interest-bearing debt, and (ii) a minimum equity ratio of 30%, in each case for the Company and its consolidated subsidiaries. The Bond Terms also contain certain equity cure rights with respect to such financial covenants. The ability of the Company to make certain distributions after November 16, 2023 to its stockholders is subject to certain limits, including in some circumstances a minimum liquidity test and a maximum net leverage ratio. The 2028 Notes are also subject to negative covenants as set forth in the Bond Terms. The Bond Terms contain certain customary events of default, including, among other things: (i) default in the payment of any amount when due; (ii) default in the performance or breach of any other covenant in the Bond Terms, which default continues uncured for a period of 20 business days after the earlier of (1) the Company’s receipt of written notice from the Bond Trustee or (2) the Company’s actual knowledge of such event; and (iii) certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Bond Terms, a copy of which is filed herewith as Exhibit 4.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 7, 2023, the Company and TDW International (together, the “Tidewater Parties”) entered into that certain Agreement for the Sale and Purchase of Vessels, Charter Parties and Other Assets (the “Original Acquisition Agreement”), with certain subsidiaries of Solstad Offshore ASA, a Norwegian public limited company (collectively, the “Sellers”), pursuant to which the Tidewater Parties agreed to acquire from the Sellers (the “Solstad Acquisition”): (i) 37 platform supply vessels owned by the Sellers (the “Solstad Vessels”); (ii) the charter parties governing certain of the Solstad Vessels; and (iii) the Economic Interest (as defined in the Acquisition Agreement) in certain charter parties as specified therein. On June 20, 2023, the Tidewater Parties and Sellers executed that certain First Amendment (the “First Amendment”) to the Original Acquisition Agreement to clarify certain closing matters related to the Solstad Acquisition (the First Amendment, together with the Original Acquisition Agreement, the “Acquisition Agreement”). On July 5, 2023, the Tidewater Parties and Sellers completed the Solstad Acquisition in exchange for an aggregate cash purchase price of approximately $580.0 million, consisting of the previously announced $577.0 million base purchase price along with an initial $3.0 million purchase price adjustment, which will be adjusted for bunkers and other consumables within fourteen days after the closing of the Solstad Acquisition. The purchase price was funded through a combination of cash on hand, net proceeds from the Unsecured Bond Offering and net proceeds from the Term Loan.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Original Acquisition Agreement and First Amendment, which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference as if fully set forth under this item.

Item 7.01	Regulation FD Disclosure.

On July 5, 2023, the Company issued a press release announcing the completion of the Unsecured Bond Offering and closing of the Solstad Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth under this item.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by us under the Exchange Act or Securities Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Exhibits.

(a)  Financial Statements of Business Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(d)  Exhibits.

Exhibit No.	Description
2.1*	Agreement for the Sale and Purchase of Vessels, Charter Parties and Other Assets, dated as of March 7, 2023, by and among Tidewater Inc., TDW International Vessels (Unrestricted), LLC and certain subsidiaries of Solstad Offshore ASA listed on the signature page thereto (incorporated by reference to Exhibit 2.1 to Tidewater Inc.’s Current Report on Form 8-K filed on March 7, 2023).
2.2*	First Amendment to Agreement for the Sale and Purchase of Vessels, Charter Parties and Other Assets, dated as of June 20, 2023, by and among Tidewater Inc., TDW International Vessels (Unrestricted), LLC and certain subsidiaries of Solstad Offshore ASA listed on the signature page thereto.
4.1	Bond Terms for 10.375% Senior Unsecured Bonds due 2028, dated June 30, 2023, by and between Tidewater Inc. and Nordic Trustee AS, as Bond Trustee.
10.1*	Credit Agreement, dated as of June 30, 2023, by and among TDW International Vessels (Unrestricted), LLC, as borrower, Tidewater Inc., as parent guarantor, certain other unrestricted subsidiaries of Tidewater Inc., as other security parties, the lenders party thereto, DNB Bank ASA, New York Branch, as facility agent, security trustee and ECA coordinator, and DNB Markets, Inc. as bookrunner and mandated lead arranger.
99.1	Press Release, dated July 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*            Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Tidewater agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

Date: July 6, 2023	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Corporate Secretary